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                              CENDANT CORPORATION
                                  6 Sylvan Way
                          Parsippany, New Jersey 07054



                                                     November 17, 1998



Cendant Corporation
6 Sylvan Way
Parsippany, NJ 07054

Cendant Capital Trust II
Cendant Capital Trust III
 c/o Cendant Corporation
6 Sylvan Way
Parsippany, NJ 07054

                  Re:      Cendant Corporation
                           Cendant Capital Trust II
                           Cendant Capital Trust III
                           Registration Statement on Form S-3
                           ----------------------------------

Ladies and Gentlemen:

                  I am acting as counsel for (i) Cendant Corporation, a Delaware corporation (the "Company"), (ii) Cendant Capital Trust II, a statutory business trust formed under the Business Trust Act of the State of Delaware ("Cendant Capital Trust II"), and (iii) Cendant Capital Trust III, a statutory business trust formed under the Business Trust Act of the State of Delaware ("Cendant Capital Trust III" and, together with Cendant Capital Trust II, the "Cendant Capital Trusts"), in connection with the preparation of the Registration Statement on Form S-3 (File No. 333-49405) that was filed on April 3, 1998 by the Company with the Securities and Exchange Commission (the "Commission") and as amended on November 6, 1998 and November 17, 1998 (such Registration Statement, as so amended being hereinafter referred to as the "Registration Statement").


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Cendant Corporation
Cendant Capital Trust II
Cendant Capital Trust III
November 17, 1998
Page 2

                  The Registration Statement relates to the issuance and sale from time to time, pursuant to the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of $4,100,000,000 aggregate gross proceeds of the Company's Debt Securities, Common Stock, Preferred Stock, Stock Purchase Units, Stock Purchase Contracts or Warrants (the "Cendant Securities"), Preferred Securities of Cendant Capital Trust II, Preferred Securities of Cendant Capital Trust III or Guarantees and back-up Undertakings of Cendant Corporation in connection with Preferred Securities of Cendant Capital Trust II and Cendant Capital Trust III (the Guarantees and back-up Undertakings of Cendant Corporation, hereinafter the "Cendant Securities") (each as defined in the Registration Statement and collectively, the "Securities"). Capitalized terms used but not defined herein are use as defined in the Registration Statement.

                  This opinion is delivered in accordance with the requirements of Items 601(b)(5) of Regulation S-K under the Securities Act.

                  In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, (i) the Registration Statement, including exhibits thereto; (ii) the Amended and Restated Certificate of Incorporation of the Company; and (iii) the Amended and Restated By-Laws of the Company. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents and documents to be executed by parties other than the Cendant Capital Trusts, I have assumed that the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization is by all requisite action, corporate or other, and execution and



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Cendant Corporation
Cendant Capital Trust II
Cendant Capital Trust III
November 17, 1998
Page 3

delivery by such parties of such documents and, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Cendant Capital Trusts and others.

                  I am admitted to the bar in the State of New York and I express no opinion as to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware, (ii) the laws of the State of New York and (iii) the laws of the United States of America, to the extent referred to specifically herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

                  Based upon and subject to the foregoing, I am of the opinion that:

1. The Company is a corporation duly incorporated and validly existing pursuant to the laws of the State of Delaware.

2. When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate prospectus supplement or term sheet with respect to the Cendant Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Cendant Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Cendant Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Cendant Securities and related matters;
         (v) the terms of the Cendant Securities and of their issuance and sale have been duly established in conformity with the applicable Certificate of Designation or Indenture, as


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Cendant Corporation
Cendant Capital Trust II
Cendant Capital Trust III
November 17, 1998
Page 4



         the case may be, so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Securities have been duly executed and authenticated in accordance with the provisions of the Amended and Restated Certificate of Incorporation, Bylaws, applicable Certificate of Designation or Indenture, as applicable, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Securities, when issued and sold in accordance with the applicable indenture of declaration of trust, the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Securities will be legally issued by the Company, duly authorized, fully paid and non-assessable and, in the case of the Debt Securities, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

3. Upon issuance, the Guarantees and back-up Undertakings of the Company will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by
         (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  I hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. I also consent to the reference to me under


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Cendant Corporation
Cendant Capital Trust II
Cendant Capital Trust III
November 17, 1998
Page 5


the heading "Legal Opinions" in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.



                                            Very truly yours,

                                            /s/ Eric J. Bock